UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 6, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) and (d): Not applicable.

(b)      On September 7, 2012, Nevada Gold & Casinos, Inc. (the “Company”) announced that Robert B. Sturges resigned as the Chief Executive Officer and a member of the board of directors of the Company. In connection with his resignation, on September 5, 2012, the Company entered into a separation agreement with Mr. Sturges (the “Separation Agreement”). Under the Separation Agreement, Mr. Sturges is entitled to severance pay equal to his annual base salary plus pro-rata performance bonus, accrued vacation and one month of paid vacation (collectively, the “Cash Compensation”). Mr. Sturges will be paid the Cash Compensation in monthly installments equal to 1/12th of the Cash Compensation beginning on September 30, 2012 with the outstanding balance payable to him no later than March 14, 2013. With respect to his participation in the Company’s Employee Savings Plan, the Company will continue to make matching contributions to monthly premiums due under Mr. Sturges’ life insurance policy until the earlier of March 14, 2013 or Mr. Sturges’ continued participation in the plan. In addition, consistent with the Company’s past practice, for a period of twelve months following his resignation, Mr. Sturges will be entitled to monthly auto allowance and reimbursement of his cell phone charges. Mr. Sturges will also be reimbursed for actual expenses incurred in connection with his relocation to his home in Miami, Florida.

Neither Mr. Sturges decision to resign from his position on the Company’s board of directors or from his position as an officer of the Company arose or resulted from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(c)      On September 7, 2012, the Company announced that Ernest E. East has been appointed as the interim President of the Company. Mr. East, formerly Senior Vice President and General Counsel of the Company and a long-time counselor to the Company’s board of directors, will report to an oversight committee of the Company’s board of directors consisting of William Sherlock, Chairman of the Company’s board of directors, Francis Ricci, Chairman of the Company’s audit committee and Frank Catania, Chairman of the Company’s compliance committee.

Mr. East has more than 25 years of gaming experience and he joined the Company in January of 2007. He served as the Company’s Vice President and General Counsel until April of 2011 and, most recently, as its Vice President and Chief Compliance Officer.

Item 8.01.	Other Information

On September 7, 2012, the Company issued a press release related to the matters provided in Items 5.02 (b) and (c) above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

99.1	Press Release dated September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: September 7, 2012	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press Release dated September 7, 2012